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                                                                      EXHIBIT 10

                              [UNITED LETTERHEAD]

                               NOVEMBER 23, 1994

Dear Stockholder:

    I am pleased to inform you that on November 14, 1994, United Inns, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with United/Harvey Holdings, L.P., a Delaware limited partnership ("Purchaser"), United/Harvey Hotels, Inc., a Delaware
corporation ("United/Harvey"), and United/Harvey Sub, Inc., a Delaware corporation. Pursuant to the Merger Agreement, on November 21, 1994, Purchaser commenced a tender offer (the "Offer") to purchase all of the outstanding shares of the Company's Common Stock (the "Shares") at a cash price of $25.00 per Share. In this regard, you should have received Purchaser's Offer to Purchase and related materials, including a Letter of Transmittal, which set forth in detail the terms and conditions of the Offer and provide instructions on how to tender your Shares. The Merger Agreement provides that, subject to the fulfillment of certain conditions, the Offer will be followed by a merger in which those Shares that are not acquired in the Offer will be converted into the right to receive in cash the price paid per Share in the Offer (the "Merger").
    THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY (I) DETERMINED THAT THE OFFER AND THE CASH MERGER ARE IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS, (II) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE CASH MERGER, AND (III) RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER YOUR SHARES IN THE OFFER.
    In arriving at its recommendation, the Company's Board of Directors considered, among others, the various factors described in the enclosed Schedule 14D-9. These factors include the opinion of the Company's financial advisor, Smith Barney Inc., to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the cash consideration to be received by holders of Shares in the Offer and the Merger was fair to such stockholders from a financial point of view. Additional information with respect to the Offer and the Merger is contained in the enclosed Schedule 14D-9.
    The Schedule 14D-9 includes an Information Statement containing certain information regarding the officers and directors of the Company as well as the nominees of Purchaser that are expected to become the sole members of the Company's Board of Directors upon Purchaser's acquisition of a majority of the outstanding Shares.
    As described in the enclosed Schedule 14D-9, Purchaser has reserved the right following the consummation of the Offer to cause the Merger Agreement to be amended to provide nontendering stockholders the option (the "Cash/Stock Option") to elect to receive in exchange for each Share converted in the Merger either (i) cash in an amount at least equal to the price paid per Share in the Offer or (ii) common stock of United/Harvey. However, the Offer to Purchase states that whether or not Purchaser makes the Cash/Stock Option available to nontendering stockholders will depend upon a number of factors and will be subject to certain conditions, and that no assurance can be given as to whether the Cash/Stock Option will be made available or, if so, the timing thereof. THE COMPANY'S BOARD OF DIRECTORS (I) HAS NOT MADE AND DOES NOT INTEND TO MAKE ANY DETERMINATION WITH RESPECT TO THE CASH/STOCK OPTION OR ANY AMENDMENT TO THE MERGER AGREEMENT WITH RESPECT THERETO, (II) HAS NOT APPROVED AND DOES NOT INTEND TO APPROVE THE CASH/STOCK OPTION OR ANY AMENDMENT TO THE MERGER AGREEMENT WITH RESPECT THERETO, AND (III) HAS NOT MADE AND DOES NOT INTEND TO MAKE ANY RECOMMENDATION TO ITS STOCKHOLDERS WITH RESPECT TO THE CASH/STOCK OPTION OR ANY AMENDMENT TO THE MERGER AGREEMENT WITH RESPECT THERETO.
    The Board of Directors believes that the Offer provides significant value to the Company's stockholders. We urge you to read the enclosed materials carefully in making your decision with respect to tendering your Shares.
    On behalf of the Board of Directors, management and employees of the Company, I thank you for your support and encouragement.

                                          Sincerely yours,

                                          Don Wm. Cockroft
                                          PRESIDENT, CHIEF EXECUTIVE
                                          OFFICER AND DIRECTOR